                                                                     EXHIBIT 4.9



                          AIR-CURE TECHNOLOGIES, INC.
                         2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019


                                                         As of November 18, 1996


TO EACH OF THE PURCHASERS
LISTED IN THE ATTACHED SCHEDULE A:

                 $15,000,000 SENIOR SUBORDINATED NOTES DUE 2003
                  COMMON STOCK PURCHASE WARRANTS EXPIRING 2003

Ladies and Gentlemen:

         The undersigned, Air-Cure Technologies, Inc., a Delaware corporation (the "COMPANY"), hereby agrees with you as follows:

              PARAGRAPH 1.  AUTHORIZATION OF ISSUE OF SECURITIES.

                 1A.      AUTHORIZATION OF ISSUE OF NOTES.  The Company will
authorize the issue of its senior subordinated promissory notes (any such promissory notes which have been issued pursuant to this Agreement, and any such notes which may be issued in substitution or exchange therefor, herein collectively called the "NOTES") in the aggregate principal amount of $15,000,000, to be dated the date of issue thereof, to mature November 18, 2003 and to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rates of interest per annum indicated below for the periods indicated below and on overdue payments at the rate specified therein; such Notes shall be substantially in the form of Exhibit A attached hereto.

                              Periods                                    Rate
                              -------                                    ----
                Date of Closing - December 31, 1997                     12.00%

                January 1, 1998 - December 31, 1998                     12.50%

                January 1, 1999 - December 31, 1999                     13.00%

                January 1, 2000 - December 31, 2000                     13.50%

                January 1, 2001 - December 31, 2001                     14.00%

                January 1, 2002 - December 31, 2002                     14.50%

                January 1, 2003 - November __, 2003                     15.00%

                 1B. AUTHORIZATION OF ISSUE OF WARRANTS. The Company will also authorize the issue of its Common Stock Purchase Warrants (any such Common Stock Purchase Warrants which have been issued pursuant to this Agreement, and any such Common Stock Purchase Warrants which may be issued in substitution or exchange therefor, herein collectively called the "WARRANTS") evidencing rights to purchase from the Company an aggregate of 1,760,000 shares of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"), at an initial exercise price per share of $5.10, at any time or from time to time after the Date of Closing and prior to 5:00 p.m. New York City time on November 18, 2003, all subject to the terms, conditions and adjustments set forth in the Warrants; such Warrants shall be substantially in the form of Exhibit B attached hereto.

Capitalized terms used herein have the meanings specified in paragraph 11.

         PARAGRAPH 2.  PURCHASE AND SALE OF SECURITIES.

         2. PURCHASE AND SALE OF SECURITIES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you severally agree to purchase from the Company the following:

                 (i) Notes in the aggregate principal amount set forth opposite your name in the Purchaser Schedule; and

                 (ii) Warrants evidencing rights to purchase an aggregate number of shares of Common Stock set forth opposite your name in the Purchaser Schedule.

The aggregate purchase price for the Notes shall be 100% of the principal amount of the Notes, and the aggregate purchase price for the Warrants shall be $10.00.

The Company will deliver to you, at the offices of Porter & Hedges, L.L.P. (a) one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, and (b) one or more Warrants registered in your name, evidencing rights to purchase an aggregate number of shares of Common Stock, such Warrant or Warrants to evidence rights to purchase the number of shares of Common Stock specified in the Purchaser Schedule attached hereto, against payment of the purchase price for the Notes and Warrants by transfer of immediately available funds for credit to the Company's account #71-13838 at Bank of America Illinois, Chicago, Illinois, Routing No. 071000039, on the date of closing, which shall be November 18, 1996 or any other date on or before November 22, 1996 upon which the Company and you may mutually agree (the "CLOSING" or the "DATE OF CLOSING").

         PARAGRAPH 3.  CONDITIONS PRECEDENT.

         3. CONDITIONS TO CLOSING. Your obligation to purchase and pay for the Securities to be purchased by you hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

                 3A.      CERTAIN DOCUMENTS.  You shall have received the
following, each dated the Date of Closing unless otherwise indicated:

                 (i)      The Notes to be purchased by you;

                 (ii)     The Warrants to be purchased by you;

                 (iii) Certified copies of the resolutions of the Board of Directors of the Company and each Guarantor approving all documents to be delivered hereunder to which it is a party, and evidencing other necessary corporate action and governmental approvals, if any, with respect to such documents;

                 (iv) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of the Borrower and such Guarantor authorized to sign the documents to be delivered hereunder to which it is a party;

                 (v) Certified copies of the Certificate of Incorporation and bylaws of the Borrower and each Guarantor;

                 (vi) A favorable opinion of Porter & Hedges, L.L.P., counsel to the Company, satisfactory to you and substantially in the form of Exhibit C attached hereto and as to such other matters as you may reasonably request;

                 (vii) Certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports in the form delivered under the Senior Credit Agreement;

                 (viii) A letter satisfactory to you from Simmons & Company International, placement agent for the Company, regarding the private offering of the Securities;

                 (ix) The Registration Rights Agreement, duly executed and delivered by the Company;

                 (x) The Participation Rights Agreement, duly executed and delivered by the parties thereto (other than you);

                 (xi) A guaranty, substantially in the form of Exhibit D attached hereto (the "GUARANTY"), executed by each Guarantor; and

                 (xii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as you may reasonably request.

                 3B.      ACQUISITION.  On the Date of Closing, the Company
shall have delivered to the holders evidence that the Ohmstede Acquisition has been (or concurrently will be) consummated on terms and conditions satisfactory to the holders.

                 3C.      REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  The
representations and warranties contained in paragraph 9 shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Date of Closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the Date of Closing, to both such effects.

                 3D.      SALE OF NOTES TO ALL PURCHASERS.  At the Closing, the
Company shall sell to you the Note or Notes to be purchased by you at the Closing and shall receive payment in full therefor.

                 3E.      PURCHASE PERMITTED BY APPLICABLE LAWS.  The offer by
the Company of, and the purchase of and payment for, the Securities to be purchased by you on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Securities by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

                 3F.      PROCEEDINGS.  All corporate and other proceedings
taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

                 3G.      SENIOR DEBT.  All corporate and other proceedings
taken or to be taken in connection with the Company's execution and delivery of the Senior Credit Agreement, the other transactions contemplated thereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request. On the Closing Date, the Company shall have delivered to you evidence that the Senior Credit Agreement has been (or concurrently will be) consummated on terms and conditions satisfactory to you and that the Company has borrowed (or concurrently will be borrowing) at least $35,000,000 of Term Loans thereunder and obtained an available revolving commitment of at least $38,000,000 thereunder.

                 3H.      FEES.  (i) You shall have received your pro-rata
portion of the $225,000 structuring fee which is due and payable on or before the Date of Closing (less amounts previously paid) and (ii) without limiting the provisions of paragraph 12B, your special counsel shall have received its reasonable fees, charges and disbursements to the extent reflected in a statement of such special counsel rendered to the Company at least one Business Day prior to the Closing.

         PARAGRAPH 4.  PREPAYMENTS.

         4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the prepayments specified in paragraphs 4A and 4B.

                 4A.      OPTIONAL PREPAYMENT OF NOTES.

                 (i) The Notes shall be subject to prepayment on any Business Day in whole at any time or from time to time in part (in multiples of $1,000,000), at the option of the Company, without premium or penalty.

                 (ii) The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to this paragraph 4A not less than ten Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to this paragraph 4A. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to this paragraph 4A, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

                 4B.      CHANGE IN CONTROL.

                 (i)      Notice of Change in Control.   The Company will,
immediately after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of the Notes unless notice in respect of such Change in Control shall have been given pursuant to paragraph 4B(ii). If a Change in Control has already occurred, all of the Notes shall immediately be due and payable in accordance with clause (v) hereof and such notice shall be accompanied by the certificate described in clause (vi).

                 (ii) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (a) at least 30 days prior to the proposed Change of Control it shall have given to each holder of Notes written notice containing and constituting an offer to prepay the Notes as described in clause (iii) of this paragraph 4B accompanied by the certificate described in clause (vi) hereof, and (b) upon such Change of Control, it prepays all Notes required to be prepaid in accordance with this paragraph 4B.

                 (iii) Offer to Prepay Notes. The offer to prepay Notes contemplated by the foregoing clauses (i) and (ii) shall be an offer to prepay, in accordance with and subject to this paragraph 4B, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the
"PROPOSED PREPAYMENT DATE").   Such Proposed Prepayment Date shall be the date
of the Change of Control.

                 (iv) Acceptance. Each holder of Notes shall automatically be deemed to accept the offer to prepay made pursuant to this paragraph 4B.

                 (v) Prepayment; Reduction of Required Prepayments. Prepayment of the Notes to be prepaid pursuant to this paragraph 4B shall be at the applicable percentage of the principal amount of such Notes identified in paragraph 4A depending upon the date of the Proposed Payment Date, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

                 (vi) Officer's Certificate. Each offer to prepay the Notes pursuant to this paragraph 4B shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying: (a) the Proposed Prepayment Date; (b) that such offer is made pursuant to this paragraph 4B; (c) the principal amount of each Note offered to be prepaid; (d) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (e) that the conditions of this paragraph 4B have been fulfilled; and (f) in reasonable detail, the nature and date of the Change in Control.

                 4C.      PARTIAL PAYMENTS PRO RATA.  Upon any partial
prepayment of Notes pursuant to paragraph 4A, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4C only, all such Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

                 4D.      RETIREMENT OF NOTES.  The Company shall not, and
shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 8A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4C.

                 4E.      MAINTENANCE OF INVESTMENT.  The Company acknowledges,
and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for).

         PARAGRAPH 5.  AFFIRMATIVE COVENANTS.

         5.      AFFIRMATIVE COVENANTS.

         So long as any Note shall remain unpaid (or, as to Paragraph 5A(i), 5A(ii), 5B(iii) and 5D through 5N) so long as any Warrant shall remain outstanding), the Company covenants that:

                 5A.      FINANCIAL STATEMENTS.  The Company shall deliver to
the each holder, in form and detail satisfactory to the Required Holders:

                 (i) as soon as available, but not later than 90 days after the end of each fiscal year, (a) a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm "INDEPENDENT AUDITOR"), which report (x) shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and (b) consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and consolidating statements of income and cash flows for the Company and its Subsidiaries for such fiscal year, certified by a Responsible Officer;

                 (ii) as soon as available, but not later than 45 days after the end of each fiscal quarter (except the last fiscal quarter of each fiscal year), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, together with consolidated and consolidating statements of income and a consolidated statement of cash flows for such fiscal quarter and for the period beginning with the first day of such fiscal year and ending on the last day of such fiscal quarter, certified by a Responsible Officer as fairly presenting in all material respects, in accordance with GAAP (subject to normal year end audit adjustments and except that explanatory footnote disclosures required by GAAP may be omitted) the financial position and results of operation for the periods covered thereby; and

                 (iii) as soon as available, but not later than 30 days after the end of each month, (a) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and the related consolidated statements of income for the period commencing on the first day and ending on the last day of such month, certified by a Responsible Officer as fairly presenting in all material respects, in accordance with GAAP (subject to normal year-end audit adjustments and except that explanatory footnote disclosures required by GAAP may be omitted), the financial position and the results of operations of the Company and its Subsidiaries; and (b) an operating report for such month in the form delivered to the Senior Creditors.

                 5B.      CERTIFICATES; OTHER INFORMATION.  The Company shall
furnish to each holder:

                 (i) concurrently with the delivery of the financial statements referred to in paragraph 5A(i), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Default, except as specified in such certificate;

                 (ii) concurrently with the delivery of the financial statements referred to in paragraph 5A(i) and (ii), a Compliance Certificate, each executed by a Responsible Officer;

                 (iii) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

                 (iv) promptly upon the request of any holder, copies of all detailed financial and management reports submitted to the Company by the Independent Auditor in connection with each annual or interim audit made of the books of the Company and its Subsidiaries;

                 (v) as soon as practicable and in any event within 60 days after the commencement of each fiscal year, (i) the business plan for the Company and its Subsidiaries for such fiscal year prepared in a manner satisfactory to the Required Holders; and (ii) a complete and accurate summary of the property, casualty and liability insurance carried by the Company and its Subsidiaries, including the information described in paragraph 9Q;

                 (vi) immediately, and in any event within five (5) Business Days, after their becoming available, copies of any compliance certificate delivered to any Senior Creditor under any Senior Loan Document and any notice of default or event of default thereunder; and

                 (vii) promptly, such additional information regarding the business financial or corporate affairs of the Company or any Subsidiary as of any holder, may from time to time reasonably request.

                 5C.      NOTICES.  The Company shall promptly notify each
holder of:

                 (i)      the occurrence of any Event of Default or Default;

                 (ii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (a) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary that has resulted or could reasonably be expected to result in a Material Adverse Effect; (b) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority that has resulted or could reasonably be expected to result in a Material Adverse Effect; or (c) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

                 (iii) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event, provided that the Company shall notify each holder not less than ten days before the occurrence of any event described clause (b) below), and deliver to the holder and each holder a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                          (a)     an ERISA Event;

                          (b) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                          (c) a material increase in the Unfunded Pension Liability of any Pension Plan;

                          (d) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                          (e) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

                          (f) any cancellation of any insurance maintained by the Company or any Subsidiary;

                          (g) any violation of any Environmental Law relating to any Real Property or the Company's or any Subsidiary's operations which violation might reasonably be expected to have a material adverse effect on such Real Property or on the Company's or any Subsidiary's operations;

                          (h) any potential or known Release, or threat of Release, of any Hazardous Substance at, from or into any Real Property which the Company or any Subsidiary reports in writing, or is required to report in writing, to any Governmental Authority and which is material in amount or nature or which could materially affect the value of any Real Property;

                          (i) the Company's or any Subsidiary's receipt of any notice (other than an Immaterial Notice) of violation of any Environmental Law or of any Release or threatened Release of a Hazardous Substance, including a notice or claim of liability or potential responsibility from any third party (including any official of any Governmental Authority) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (a) the Company's or any Subsidiary's or any Person's operation of any Real Property, (b) contamination on, from or into any Real Property or (c) investigation or remediation of offsite locations at which the Company, any Subsidiary or any of their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances;

                          (j) the Company's or any Subsidiary's receipt of any notice (other than an Immaterial Notice) of the incurrence by any third party (including any Governmental Authority) of any expense or loss in connection with the assessment, containment, removal remediation of any Hazardous Substances with respect to which the Company or any Subsidiary may be liable or for which a Lien may be imposed on any Real Property; or

                          (k) any Environmental Claim which has resulted or could reasonably be expected to result in a Lien on any assets of the Company or any Subsidiary;

                          (l) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

         Each notice under this paragraph 5C shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under paragraph 5C(i) shall describe with particularity any and all clauses or provisions of this Agreement or any other Transaction Document that have been breached or violated.

                 5D.      PRESERVATION OF CORPORATE EXISTENCE, ETC.  The
Company shall, and shall cause each Subsidiary to:

                 (i) subject to paragraph 6C, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                 (ii) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by paragraph 6C and sales of assets permitted by paragraph 6B;

                 (iii) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                 (iv) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

                 5E.      MAINTENANCE OF PROPERTY.  The Company shall, and
shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

                 5F.      INSURANCE.  The Company shall, and shall cause each
Subsidiary to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

                 5G.      PAYMENT OF OBLIGATIONS.  The Company shall, and shall
cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (i) all tax liabilities, assessments and governmental charges or levies upon or its properties or assets; and

                 (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property;

unless, in each case, the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

                 5H.      COMPLIANCE WITH LAWS.  The Company shall, and shall
cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

                 5I.      COMPLIANCE WITH ERISA.  The Company shall, and shall
cause each of its ERISA Affiliates to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (ii) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; and (iii) make all required contributions to any Plan subject to Section 412 of the Code.

                 5J.      INSPECTION OF PROPERTY AND BOOKS AND RECORDS.  The
Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall, and shall cause each Subsidiary to, permit representatives and independent contractors of any holder to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided however, that when an Event of Default exists, any holder may do any of the foregoing without advance notice.

                 5K.      ENVIRONMENTAL MATTERS.  (i) If any material Release
or Disposal of Hazardous Substances shall occur or shall have occurred on any Real Property or any other assets of the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such Real Property or other assets as necessary to comply in all material aspects with all Environmental Laws and to preserve the value of such Real Property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply in a reasonable and cost-effective manner with any valid federal or state judicial or administrative order requiring the performance at any Real Property of activities in response to the Release or threatened Release of a Hazardous Substance except for the period of time that the Company or such Subsidiary is diligently and in good faith contesting such order.

                 (ii) The Company shall, and shall cause its Subsidiaries to, dispose of Hazardous Substances only at licensed disposal facilities operating, to the best of the Company's or such Subsidiary's knowledge after reasonable inquiry, in compliance with Environmental Laws.

                 5L.      USE OF PROCEEDS. The Company shall use the proceeds
of the sale to the Securities to partially finance the Ohmstede Acquisition, for working capital and other general corporate purposes (including capital expenditures) and to consolidate and refinance certain debt of the Company and its Subsidiaries, in all cases not in contravention of any Requirement of Law or of any Transaction Document.

                 5M.      BOARD REPRESENTATIVES.  Immediately following the
Closing and for so long as any Notes are outstanding or, if longer, the aggregate number of shares of Common Stock issued and outstanding as a result of the exercise of Warrants plus the number of shares of Common Stock then purchasable upon exercise of the Warrants (in each case giving effect to any changes to such number of shares as a result of post-exercise events, including, without limitation, dividends payable in shares of Common Stock and stock splits) held by the original holders (or any Affiliate assignees thereof) is equal or greater than 5% of the total number of the then issued and outstanding shares of Common Stock, the holders shall have the right to cause one person to be nominated to the

Company's Board of Directors, such person to be reasonably acceptable to the Company's Board of Directors based on its past practice of qualifying nominees and its fiduciary duties. The designation of such nominee to the Company's Board of Directors shall be made by the holders in a joint notice to the Company. The holders shall have the right annually to give their joint notice to the Company of the person whom they wish to be nominated to the Board of Directors at the Company's annual meeting of shareholders. This notice shall be given by the holders to the Company in a timely manner which will permit the Company to cause such nominee to be included in the Company's proxy statement and other necessary disclosures, communications and filings. In the event any person so nominated by the holders serves on the Board of Directors of the Company and then fails to serve or continue to serve for any reason, the holders shall have the right to nominate a successor meeting the same qualification requirements described above to be elected to serve on the Board of Directors. Any person so nominated will be appointed by the remaining directors as such successor or recommended by the Board of Directors to the Company's shareholders for election, as applicable. Prior to the Closing, the holders may advise the Company by joint notice containing the name of the person whom the holders desire to serve on the Board of Directors of the Company immediately following Closing. Upon timely receipt of this notice from the holders, the Company shall take such action as is necessary and appropriate to cause such person designated by the holders to become a member of the Board of Directors of the Company immediately following Closing. Such person will serve on the Board of Directors of the Company in accordance with the bylaws and rules and procedures adopted by the Company until the next annual meeting of shareholders of the Company or unless they fail to serve or continue to serve for any reason. Each person serving as a director of the Company who was nominated by the holders in accordance with this section shall be entitled to all of the voting, notice and other privileges and rights held by other directors of the Company in general, including, without limitation, rights to director fees and reimbursements for expenses given to other directors of the Company and directors' insurance as provided for other directors of the Company. The rights of the holders under this paragraph 5M may be sold or assigned only to the Affiliates thereof.

                 5N.      FURTHER ASSURANCES.  The Company shall, and shall
cause each Subsidiary to, take such actions as the Required Holders may reasonably request from time to time to ensure that the obligations of the Company hereunder and under the other Transaction Documents (other than the Equity Documents) are guaranteed by all Subsidiaries (other than any Foreign Subsidiary, subject to paragraph 6U) of the Company (including, promptly upon the acquisition or creation thereof, any such Subsidiary created or acquired after the date hereof).

         PARAGRAPH 6.  NEGATIVE COVENANTS.

         6. NEGATIVE COVENANTS. So long as any Note shall remain unpaid, the Company covenants that:

                 6A.      LIMITATION ON LIENS.  The Company shall not, and
shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

                 (i) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 6A securing Indebtedness outstanding on such date;

                 (ii)     any Lien securing Senior Debt;

                 (iii) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by paragraph 5G, provided that no notice of lien has been filed or recorded under the Code;

                 (iv) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                 (v) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (vi) Liens on property of the Company or any Subsidiary securing (a) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (b) contingent obligations on surety, performance and appeal bonds, and (c) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                 (vii) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $500,000;

                 (viii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in mount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                 (ix) purchase money security interests on any property acquired by the Company or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (a) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (b) such Lien attaches solely to the property so acquired in such transaction, (c) the principal amount of the Indebtedness secured thereby shall not exceed 100% of the cost of such property, and (d) the principal amount of the Indebtedness secured by all such purchase money security interests plus the aggregate amount of Indebtedness arising under capital leases shall not at any time exceed $1,500,000;

                 (x) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that the aggregate amount of all Indebtedness arising under such capital leases plus the aggregate amount of all Indebtedness secured by purchase money security interests shall not at any time exceed $1,500,000; and

                 (xi) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

                 6B.      DISPOSITION OF ASSETS.  The Company shall not, and
shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (i) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (ii) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                 (iii) the sale of all of the stock of Air-Cure, Inc. (including its Subsidiary, Air-Cure Service, Inc.) and Pipkorn Environmental Technologies, Inc.; and

                 (iv) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (a) at the time of any disposition, no Event of Default or Default shall exist or will result from such disposition, (b) the aggregate sales price from such disposition shall be paid in cash, (c) within 30 days of any such disposition, the Company shall apply the proceeds therefrom toward payment of the Senior Debt if required by
Section 2.7(b) of the Senior Credit Agreement, as in effect on the date hereof,
(d) after giving effect to such disposition, the aggregate net book value of all assets of the Company and its Subsidiaries disposed of (on a consolidated basis) during the period of 12 consecutive months immediately preceding such disposition shall not exceed 25% of consolidated net tangible assets of the Company and its Subsidiaries as of the end of the fiscal quarter immediately preceding or coinciding with such disposition, and (e) in connection with any such disposition (or series of related dispositions) with a fair market value estimated by the Company in good faith to be in excess of $500,000, the board of directors of the Company shall have determined that such disposition was made for fair market value and promptly, and in any event within 15 days after such disposition, the Company shall provide the holders with written notice of such disposition, of the amount of the fair market value and the net proceeds thereof, and of the Company's election to make such disposition pursuant to this paragraph 6B(iv), together with an officer's certificate containing sufficient calculations to evidence compliance with this paragraph 6B(iv).

                 6C.      CONSOLIDATIONS AND MERGERS.  The Company shall not,
and shall not permit any Subsidiary to, merge or consolidate with or into any other Person, except that any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving corporation, or
(ii) any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation.

                 6D.      LOANS AND INVESTMENTS.  The Company shall not, and
shall not permit any Subsidiary to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or other obligations or securities of, or any interest in, any other Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, except for:

                 (i)      investments in cash equivalents issued by any Senior
Lender;

                 (ii) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                 (iii) loans and advances to employees in the ordinary course of business (such as travel advances) in an aggregate amount not at any time exceeding $100,000;

                 (iv) investments in money market mutual funds sponsored by any Senior Lender;

                 (v) investments by the Company or any Subsidiary in, or loans and by the Company or any Subsidiary to, any Person which is a Subsidiary of the Company or such Subsidiary (prior to, in the case of an investment, the making of such investment); provided, however, that any future investments, loans or advances by the Company or any Subsidiary in or to a Foreign Subsidiary (less any return of principal or return of equity received in cash with respect to any such investment) shall not exceed $2,000,000 in an aggregate amount at any time during the term of this Agreement;

                 (vi)     loans and advances by any Subsidiary to the Company;

                 (vii)    the Ohmstede Acquisition;

                 (viii)   Permitted Acquisitions; and

                 (ix) other investments (including investments in Joint Ventures) in an amount not exceeding $1,000,000 during the term of this Agreement.

                 6E.      LIMITATION ON INDEBTEDNESS.  The Company shall not,
and shall not permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (i)      Indebtedness incurred pursuant to this Agreement;

                 (ii) Indebtedness consisting of Contingent Obligations permitted pursuant to paragraph 6H;

                 (iii) Indebtedness existing on the Closing Date and set forth in Schedule 6E(iii);

                 (iv) Indebtedness secured by Liens permitted by paragraph 6A(ix) and (x);

                 (v) the Senior Debt, in an aggregate outstanding principal amounts not to exceed the amounts identified on Schedule 6E(v) for the type of debt and for periods indicated therein; and

                 (vi) additional Indebtedness (which may include Senior Debt in excess of amounts permitted by clause (v)) provided that:

                          (a) such Indebtedness is incurred only for working capital purposes or to accommodate deferral of scheduled principal payments on the Senior Debt; and

                          (b) the amount of such Indebtedness shall not at any time exceed the Maximum Additional Indebtedness.


As used herein, the term "Maximum Additional Indebtedness" shall mean an outstanding principal amount equal to $10,000,000; provided that such amount shall be automatically reduced from time to time (to a minimum amount of $3,000,000) by 50% of the amount of any prepayment required pursuant to Section 2.7(d) of the Senior Credit Agreement (as in effect as of the date hereof).

                 6F.      TRANSACTIONS WITH AFFILIATES.  The Company shall not,
and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

                 6G.      USE OF PROCEEDS.  The Company shall not, and shall
not permit any Subsidiary to, use any proceeds from the sale of the Securities, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                 6H.      CONTINGENT OBLIGATIONS.  The Company shall not, and
shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligation except:

                 (i) endorsements for collection or deposit in the ordinary course of business;

                 (ii) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

                 (iii) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 6H;

                 (iv) Contingent Obligations (a) constituting Senior Debt, to the extent permitted by paragraph 6E(v) and (vi), and (b) arising under the Transaction Documents; and

                 (v) Contingent Obligations in respect of surety or performance bonds to the extent permitted by paragraph 6A(vi).

                 6I.      SALE-LEASEBACK TRANSACTIONS.  The Company shall not,
and shall not permit any Subsidiary to, enter into any sale-leaseback transaction, unless (i) within 30 days of such transaction, the Company makes an optional prepayment in cash of the term loan portion of the Senior Debt at least equal in amount to the value of the transaction, (ii) the transaction is for fair-market value, and (iii) the aggregate sales value of all such transactions entered into after the Closing Date shall not exceed $2,000,000.

                 6J.      LEASE OBLIGATIONS.  The Company shall not, and shall
not permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease except for:

                 (i) leases of the Company and its Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

                 (ii) operating leases entered into by the Company or any Subsidiary in the ordinary course of business, provided that the aggregate rental payments under all such operating leases shall not exceed in any fiscal year $2,000,000; and

                 (iii)    capital leases to the extent permitted by paragraph
6A(x).

                 6K.      MINIMUM INTEREST COVERAGE RATIO.  The Company shall
not permit the Interest Coverage Ratio to be less than the following ratios during the following periods:

                          Periods                Interest Coverage Ratio
                          -------                -----------------------
                1/1/97 through 12/31/97                1.50:1.00

                1/1/98 through 12/31/98                1.75:1.00

                1/1/99 and thereafter                  2.00:1.00


                 6L.      MAXIMUM INDEBTEDNESS TO CAPITALIZATION RATIO.  The
Company shall not at any time permit the ratio of (a) Total Indebtedness to (b) the sum of Total Indebtedness plus Net Worth to exceed the following ratios during the following periods:

                                                  Total Indebtedness to
                       Periods                    Capitalization Ratio
                       -------                    --------------------
             Closing Date through 12/31/96              0.90:1.00

             1/1/97 through 12/31/97                    0.85:1.00

             1/1/98 through 12/31/98                    0.75:1.00

             1/1/99 through 12/31/99                    0.70:1.00

             1/1/00 and thereafter                      0.60:1.00

                 6M.      MINIMUM NET WORTH. The Company will not at any time
permit Net Worth to be less than the sum of (a) $18,000,000 plus (b) 75% of quarterly Consolidated Net Income for the period beginning with July 1, 1996 (provided that if Consolidated Net Income is less than zero for any fiscal quarter, for purposes of this paragraph 6M Consolidated Net Income for such fiscal quarter will be deemed to be zero) plus (c) 100% of the net proceeds of any equity contributed to or issued by the Company or any of its Subsidiaries (on a consolidated basis) after the Closing Date.

                 6N.      MAXIMUM TOTAL INDEBTEDNESS TO EBITDA.  The Company
shall not permit the ratio of Total Indebtedness to EBITDA as of the last day of any period of four consecutive fiscal quarters to be greater than the following ratios as of the following dates:

                                              Total Indebtedness to Periods
                  Periods                              EBITDA Ratio
                  -------                              ------------

            Closing Date through 6/30/97                5.25:1.00

            7/1/97 through 12/31/97                     5.00:1.00

            1/1/98 through 12/31/98                     4.75:1.00

            1/1/99 through 12/31/99                     4.50:1.00

            1/1/00 and thereafter                       4.25:1.00

                 6O.      RESTRICTED PAYMENTS. The Company shall not, and shall
not permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding all of the foregoing being collectively called "RESTRICTED PAYMENTS"), except that (i) any Subsidiary may declare and pay dividends to the Company or another Subsidiary and (ii) the Company may:

                          (a) declare and make stock splits and dividend payments or other distributions payable solely in its common stock; and

                          (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock.

                 6P.      ERISA.  The Company shall not, and shall not permit
any of its ERISA Affiliates to: (i) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $300,000; or (ii) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                 6Q.      CHANGE IN BUSINESS.  The Company shall not, and shall
not permit any Subsidiary to, engage in any line of business other than the businesses engaged in by the Company and its Subsidiaries as of the date of the consummation of the Ohmstede Acquisition and businesses reasonably related thereto (but excluding the transportation, storage or other handling of Hazardous Substances except where permitted in connection with and incidental to the normal transportation, storage and other handling of non-hazardous waste).

                 6R.      ACCOUNTING CHANGES.  The Company shall not, and shall
not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

                 6S.      FOREIGN SUBSIDIARIES.  The Company shall not at any
time permit the total assets of all Foreign Subsidiaries to exceed 15% of the total assets of the Company and its Subsidiaries on a consolidated basis.

                 6T.      CAPITAL EXPENDITURES.  The Company shall not permit
the aggregate amount of any capital expenditures made by the Company and its Subsidiaries in any fiscal year to exceed $3,500,000 in the fiscal year ending December 31, 1997 or $3,000,000 in any fiscal year thereafter.

                 6U.      RESTRICTIVE AGREEMENTS.  The Company will not, and
will not permit any Subsidiary to, amend or modify any term or provision of any Senior Loan Document, or enter into or suffer to exist any other Contractual Obligation (other than the Subordination Agreement and the Transaction Documents and as set forth in Section 8.18 of the Senior Credit Agreement (as in effect on the date hereof)), the execution, delivery and performance of which would prohibit or restrict the ability of the Company to make any prepayments or purchases of the Notes or any other payments required or permitted under this Agreement or otherwise prohibit or prevent the Borrower's compliance with any Transaction Document. In the event any Foreign Subsidiary shall execute and deliver a guaranty in favor of the Senior Creditors or the holder of any Indebtedness permitted by paragraph 6E(vi), such Foreign Subsidiary shall simultaneously execute and deliver a similar guaranty in favor of the holders.

         PARAGRAPH 7.   SUBORDINATION OF NOTES.  The Notes shall be subject to
the terms and conditions of the Subordination Agreement.

         PARAGRAPH 8.  EVENTS OF DEFAULT.

         8.      EVENTS OF DEFAULT.

                 8A.      ACCELERATION.  If any of the following events shall
occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                 (i) Non-Payment. The Company fails to pay (a) when and as required to be paid herein, any amount of principal with respect to any Note, or (b) within ten days after the same becomes due, any interest, fee or other amount payable hereunder or under any other Transaction Document (other than any Equity Document); or

                 (ii) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Transaction Document (other than any Equity Document), or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary or any Responsible Officer furnished at any time under this Agreement or any other Transaction Document (other than any Equity Document), is incorrect in any material respect on or as of the date made or deemed made; or

                 (iii) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of paragraph 5C(i) or paragraphs 6A through 6E, 6G, 6H, 6O, 6P, 6S or 6U; or

                 (iv) Other Defaults. The Company or any Subsidiary party thereto, fails to perform or observe any other term or covenant contained in this Agreement or any other Transaction Document (other than any Equity Document) and such default shall continue unremedied for a period of 30 days after the earlier of (a) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (b) the date upon which written notice thereof is given to the Company by holder; or

                 (v) Cross-Default. (a) The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation (excluding Senior Debt and any Contingent Obligation in respect thereof) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation (excluding Senior Debt and any Contingent Obligation in respect thereof) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable, or cash collateral in respect thereof to be demanded; or (b) any portion of the Senior Debt or any Contingent Obligation in respect thereof is declared to be due and payable prior to its stated maturity or cash collateral in respect thereof is demanded; or

                 (vi) Insolvency: Voluntary Proceedings. The Company or any Subsidiary (a) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (b) voluntarily ceases to conduct its business in the ordinary course; (c) commences an Insolvency Proceeding with respect to itself; or (d) takes any action to effectuate or authorize any of the foregoing; or

                 (vii) Involuntary Proceedings. (a) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, warrant of execution or similar process is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, warrant of execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (b) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non- U.S. law) is ordered in any Insolvency Proceeding; or (c) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business; or

                 (viii) ERISA. (a) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $300,000; (b) a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;
(c) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $300,000; or (d) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $300,000; or

                 (ix) Monetary Judgments. One or more non-interlocutory judgments, noninterlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                 (x) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (xi) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect; or any Guarantor, or any other Person by, through or on behalf of any Guarantor, contests in any manner the validity or enforceability of the Guaranty or denies that such Guarantor has any further liability or obligation thereunder; or

                 (xii) Material Environmental Events. There shall occur or exist one or more circumstances or events of a type or types referred to in paragraph 9L or 5K that, singly or in the aggregate, has resulted or could reasonably be expected to result in expenditures by the Company and its Subsidiaries (on account of fines, investigations, removal or remediation) in excess of

$1,500,000 in any fiscal year or $2,500,000 during the period from the Closing Date to October 31, 2003 or that otherwise has resulted or could reasonably be expected to result in a Material Adverse Effect;

                 then (a) if such event is an Event of Default specified in clause (i) of this paragraph 8A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (vi) or (vii) of this paragraph 8A with respect to the Company or any Subsidiary thereof, all of the Notes at the time outstanding shall, subject to the Subordination Agreement, automatically become immediately due and payable together with interest accrued thereon with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (vi), or (vii) of this paragraph 8A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                 8B.      RESCISSION OF ACCELERATION.  At any time after any or
all of the Notes shall have been declared immediately due and payable pursuant to paragraph 8A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,
(iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

                 8C.      NOTICE OF ACCELERATION OR RESCISSION.  Whenever any
Note shall be declared immediately due and payable pursuant to paragraph 8A or any such declaration shall be rescinded and annulled pursuant to paragraph 8B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

                 8D.      OTHER REMEDIES.  If any Event of Default or Default
shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         PARAGRAPH 9.  REPRESENTATIONS, COVENANTS AND WARRANTIES.

         9. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

                 9A.      CORPORATE EXISTENCE AND POWER.  The Company and each
of its Subsidiaries:

                 (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (ii) has the power and authority and all governmental licenses, authorizations, consents and approvals (a) to own its assets and to carry on its business and (b) to execute, deliver and perform its obligations under the Transaction Documents and (c) to offer, issue, sell and deliver the Securities;

                 (iii) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                 (iv)     is in compliance with all Requirements of Law;

except, in each case referred to in clause (ii)(a)(iii), or (iv), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                 9B.      CORPORATE AUTHORIZATION; NO CONTRAVENTION.  The
execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which the Company is party, and the execution, delivery and performance by each Guarantor of the Guaranty and each other Transaction Document to which such Guarantor is a party, and the offering, issuance and sale of the Securities, have been duly authorized by all necessary corporate action, and do not and will not:

                 (i) contravene the terms of any of the Company's or any Guarantor's Organization Documents;

                 (ii) conflict with or result in a breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company or any

Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any Guarantor or any of their respective assets is subject; or

                 (iii)    violate any Requirement of Law.

                 9C.      GOVERNMENTAL AUTHORIZATION.  No approval, consent,
exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any Guarantor of any Transaction Document, or the offering, issuance, sale and delivery of the Securities.

                 9D.      BINDING EFFECT.  Each Transaction Document to which
the Company or any Guarantor is a party constitutes the legal, valid and binding obligation of the Company or such Guarantor, enforceable against the Company or such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws effecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                 9E.      LITIGATION.  There are no actions, suits,
proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any Subsidiary or any of their respective properties which: (i) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby; or (ii) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                 9F.      NO DEFAULT.  No Event of Default or Default exists or
will result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under paragraph 8A(v).

                 9G.      ERISA COMPLIANCE.

                 (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any

Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                 (ii) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (iii) (a) No ERISA Event has occurred or is reasonably expected to occur; (b) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;
(c) no Pension Plan has any Unfunded Pension Liability; (d) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (e) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (f) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) or ERISA.

                 9H.      USE OF PROCEEDS; MARGIN REGULATIONS.  The proceeds of
the sale of the Securities are to be used solely for the purposes set forth in and permitted by paragraph 5L and 6G. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                 9I.      TITLE TO PROPERTIES.  Each of the Company and each
Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all real property necessary or used in the ordinary conduct of its businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

                 9J.      TAXES.  The Company and its Subsidiaries have filed
all United States federal and other material tax returns and reports required to be filed, and have paid all United States federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

                 9K.      FINANCIAL CONDITION.

                 (i) The audited consolidated financial statements of the Company and its Subsidiaries at December 31, 1995 and the unaudited consolidated financial statements of the

Company and its Subsidiaries at June 30, 1996, copies of which have been delivered to you, and the related statements of income, shareholders' equity and cash flows for the periods then ended, were prepared in accordance with GAAP (subject, in the case of unaudited statements, to the absence of footnotes and to normal year-end audit adjustments), fairly present in all material respects the financial condition of the Company and the Subsidiaries as at such date and the results of their operations for the period covered thereby and except as disclosed in Schedule 9K, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date hereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (ii) Since June 30, 1996, there has been no Material Adverse Effect.

                 9L.      ENVIRONMENTAL COMPLIANCE.

                 (i) No Violations. Neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 "CERCLA"), the Superfund Amendments and Reauthorization Act of .986 "SARA") or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $100,000 or more by the Company and its subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

                 (ii) Notices. Neither the Company nor any Subsidiary has received notice (other than, in the case of clause (iii) below, an Immaterial Notice) from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C.
Section 6903(5), any Hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as refined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law, excluding household hazardous waste (all of the foregoing, "HAZARDOUS SUBSTANCES"), which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any material Environmental Claim.

                 (iii) Handling of Hazardous Substances. (a) No portion of the Real Property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable

Environmental Laws (other than any Immaterial Law); and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (b) in the course of any activities conducted by the Company, any Subsidiary or the operators of any Real Property, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws (other than any Immaterial Law); (c) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any Real Property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such Real Property or assets; (d) to the best of the Company's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, the Real Property or other assets of the Company or any subsidiary; and (e) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in compliance with such permits and applicable Environmental Laws.

                 (iv) Clean-Ups. None of the Real Property or other assets of the Company or any Subsidiary is or will be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

                 (v) Investigations. The Company and its Subsidiaries have taken all reasonable steps to investigate the past and present condition and usage of the Real Properties and the operations conducted by the Company and its Subsidiaries.

                 9M.      REGULATED ENTITIES.  None of the Company, any Person
controlling the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                 9N.      NO BURDENSOME RESTRICTIONS.  Neither the Company nor
any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

                 9O.      COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC.
The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, ind no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                 9P.      SUBSIDIARIES.  As of the Closing Date, the Company
has no Subsidiaries other than those specifically disclosed in part (a) of
Schedule 9P hereto (other than Ohmstede, Inc., which will become a Subsidiary on the Closing Date) and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 9P.

                 9Q.      INSURANCE.  Set forth in Schedule 9Q is a complete
and accurate summary of the property and casualty insurance program carried by Company and its Subsidiaries on the Closing Date, including the names of insurers, policy numbers, expiration dates, amounts of coverage, types of coverage, the, annual premiums, Best's policyholder's and financial size ratings of the insurers, exclusions, deductibles and self-insured retention and the details of any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by Company or any Subsidiary or imposed upon Company or any Subsidiary by any such insurer. Such summary also includes any self-insurance program that is in effect.

                 9R.      SOLVENCY, ETC.  On the Closing Date (or, in the case
of any Person which becomes a Guarantor after the Closing Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the use of the proceeds of the Securities, (i) each of the Company's and each Guarantor's assets will exceed its liabilities and (ii) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

                 9S.      LABOR MATTERS.  Except as disclosed on Schedule 9S:
(i) neither the Company nor any Subsidiary has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and the Company has no reasonable expectation that any such action is or will be required at any time prior to October 31, 2003; and (b) on the date of this Agreement, (i) either the Company nor any Subsidiary is a party to any generalized labor dispute and (ii) there are no strikes or walkouts relating to any labor contracts to which the Company or any Subsidiary is a party or is otherwise subject.

                 9T.      OHMSTEDE ACQUISITION.  (i) The Ohmstede Acquisition
Documents constitute the purchase agreement for the Ohmstede Acquisition (including all amendments thereto) as in effect on the Closing Date.

                 (ii) The representation and warranties made by the Company and, to the best of the Company's knowledge, by Ohmstede, Inc. contained in the Ohmstede Acquisition Documents (a) were true and correct in all material respects when made, (b) are true and correct in all material respects on the date hereof, and (c) will be true and correct in all material respects as of the Closing Date (except, in the case of clauses (b) and (c), to the extent such representations and warranties relate solely to an earlier date, in which case they were true and correct to all material respects as of such earlier dates).

                 (iii) The Ohmstede Acquisition complies in all material respects with all applicable legal requirements, and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the Ohmstede Acquisition have been, or prior to the consummation thereof will be, duly obtained and in full force and effect.

                 (iv) The execution and delivery by the Company of the Ohmstede Acquisition Documents, and the consummation by the Company of the Ohmstede Acquisition, will not violate any Requirement of Law, or result in a breach of, or constitute a default under, any material agreement or indenture, or any order or decree, affecting the Company, or, to the best of the Company's knowledge, Ohmstede, Inc.

                 9U.      FULL DISCLOSURE.  None of the representations or
warranties made by the Company or any Subsidiary in the Transaction Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Transaction Documents (including the offering and disclosure materials delivered by or on behalf of the Company to you prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                 9V.      AUTHORIZED CAPITAL STOCK.  The authorized capital
stock of the Company consists of (i) 31,000,000 shares of Common Stock, $0.001 per share par value, of which 11,498,118 shares are outstanding on the date hereof and (ii) 1,000,000 shares of Preferred Stock, $0.01 per share par value, of which zero shares are outstanding on the date hereof. All of said outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The Company does not have outstanding any warrants, options, convertible securities or other rights for the purchase or acquisition of shares of its capital stock other than (i) the Warrants, (ii) the 133,546 warrants to purchase Common Stock issued to Sanders Morris Mundy Inc., (iii) the 50,000 warrants to purchase Common Stock issued to Pennsylvania Merchants Group, (iv) the 1,145,850 stock options issued to employees, (v) the 57,000 stock options issued to directors, and (vi) the 16,388 stock options issued to the Company's investor relations firm. The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants have been duly and validly authorized, and such shares of Common Stock have been duly reserved for issuance upon exercise of the Warrants. No shareholder of the Company or any other Person is entitled to preemptive or similar rights with respect to the shares of Common Stock which are issuable upon exercise of the Warrants and, if and when issued upon exercise of the Warrants in accordance with the provisions thereof, such shares will be validly issued, fully paid and nonassessable shares.

                 9W. OFFERING OF SECURITIES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes, the Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Notes, the Warrants or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or the Warrants to the provisions of
Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

         PARAGRAPH 10. REPRESENTATION OF EACH PURCHASER; AGREEMENT TO SUBORDINATE. (i) Each of you severally represents that you are not acquiring the Securities to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

                 (ii) Upon the Company's request, each holder agrees to enter into a subordination agreement, substantially in the form of the Subordination Agreement, with any holders of the Indebtedness described in paragraph 6E(vi).

         PARAGRAPH 11.  DEFINITIONS.

         11. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

                 11A.     CERTAIN TERMS.

                 "ACCREDITED INVESTOR" shall have the meaning set forth in Rule 501 of the Securities Act, as modified by that certain letter agreement of even date herewith among the Company and the holders.

                 "ACQUISITION" means any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or a Subsidiary is the surviving entity.

                 "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise. Without limiting the foregoing, any Person which is an officer, director or 10% or greater shareholder of the Company, or a member of the immediate family of any such officer, director or 10% or greater shareholder, shall be deemed to be an Affiliate of the Company.

                 "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

                 "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.)

                 "BENEFICIAL OWNER" shall have the meaning assigned thereto in Rule 13d-3 of the SEC under the Exchange Act as in effect on the date hereof.

                 "BUSINESS DAY" shall mean any day on which banks are open for business in New York City (other than a Saturday, a Sunday or a legal holiday in the State of New York).

                 "CERCLA" shall have the meaning set forth in paragraph 9L(i).

                 "CHANGE OF CONTROL" shall have the meaning set forth in the Warrants.

                 "CLOSING" or "DATE OF CLOSING" shall have the meaning specified in paragraph 2.

                 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                 "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit H.

                 "COMPUTATION PERIOD" means each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

                 "CONSOLIDATED NET INCOME" means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding (i) any extraordinary or non-recurring gains during such period and (ii) to the extent applicable, the $4,200,000 restructuring charge taken by the Company in the first quarter of 1996. Prior to the first anniversary of the consummation of the Ohmstede Acquisition, the financial results of Ohmstede, Inc. for the relevant period (calculated in accordance with GAAP) will be included for purposes of calculating Consolidated Net Income (without any adjustment for cost savings or other synergies).

                 "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of such Person (a) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor, (b) to advance or provide funds for the payment or discharge of any primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (ii) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                 "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                 "EBITDA" means, for any Computation Period, Consolidated Net Income before deducting Interest Expense, income tax expense, depreciation and amortization [(including amortization of debt discount and debt issuance costs)] for such Computation Period. Prior to the first anniversary of the consummation of the Ohmstede Acquisition, the financial results of Ohmstede, Inc. for the relevant period (calculated in accordance with GAAP) will be included for purposes of calculating EBITDA (without any adjustments for cost savings or other synergies).

                 "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                 "ENVIRONMENTAL LAWS" means all federal, state or local laws (including RCRA, CERCLA, SARA, the Federal Clean Water Act, the Federal Clean Air Act and the Toxic Substances Control Act), statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority in each case relating to environmental, health, safety or land use matters.

                 "EQUITY DOCUMENTS" means, collectively, the Registration Rights Agreement and the Warrants.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                 "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                 "ERISA EVENT" means (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal;
(iii) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                 "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 8A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "FOREIGN SUBSIDIARY" means (i) as of the Closing Date, each of Air-Cure Environmental GmbH, Air-Cure (Singapore) Ltd. and Air-Cure (Canada) Technologies, Ltd, and (ii) thereafter, each Person listed in clause (i) and each other Person which becomes a Subsidiary of the Company and is not organized under the laws of any state of, and conducts substantially all of its business outside of, the United States.

                 "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "GAAP" shall have the meaning specified in paragraph 11B.

                 "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "GUARANTOR" means (i) as of the Closing Date, each of the Subsidiaries listed on Schedule 9P, other than the Foreign Subsidiaries, and Ohmstede, Inc., and (ii) thereafter, each Person listed in clause (i) and each other Person which executes and delivers a counterpart of the Guaranty.

                 "GUARANTY" shall have the meaning set forth in paragraph
3A(xi).

                 "GUARANTY OBLIGATION" has the meaning set forth in the definition of Contingent Obligation.

                 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in paragraph 9L(ii).
                 "IMMATERIAL LAW" means any provision of any Environmental Law the violation of which will not (i) violate any judgment, decree or order which is binding upon the Company or any Subsidiary, (ii) result in or threaten (either immediately or with the passage of time) any injury to public health or the environment or any material damage to the property of any Person or (iii) result in any liability or expense (other than any de minimis liability or expense) for the Company or any Subsidiary (either immediately or with the passage of time); provided that no provision of any Environmental Law shall be an Immaterial Law if the Required Holders have determined in good faith that such provision is material.

                 "IMMATERIAL NOTICE" means a notice from or allegation by a Person which is not Governmental Authority or agency (or a representative thereof) regarding any event or condition relating to the environment for which the Company or any Subsidiary may have any liability or any breach by the Company or any Subsidiary of any Environmental Law, which notice or allegation
(i) has not given rise to any judicial or regulatory case or proceeding and
(ii) in the reasonable judgment the Company, is not likely to result in any liability or expense (other than any de minimis liability or expense) for the Company or the applicable Subsidiary.

                 "INDEBTEDNESS" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (iii) all non-contingent reimbursement or payment obligations by such Person with respect to Surety Instruments; (iv) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (vi) all obligations of such Person with respect to capital leases; (vii) all net obligations of such Person with respect to Swap Contracts; (viii) all indebtedness of such Person referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (ix) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

                 "INDEMNIFIED LIABILITIES" shall have the meaning set forth in paragraph 12B(ii).

                 "INDEMNIFIED PERSON" shall have the meaning set forth in paragraph 12B(ii).

                 "INDEPENDENT AUDITOR" shall have the meaning specified in paragraph 5A(i).

                 "INSOLVENCY PROCEEDING" means, without respect to any Person,
(i) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors (including any proceeding under the Bankruptcy Code) or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of such creditors.

                 "INTEREST COVERAGE RATIO" means, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending March 31, 1997, the ratio of (a) Consolidated Net Income before deducting Interest Expense and income tax expense for the Computation Period ending on such day, to (b) Interest Expense for such Computation Period.

                 "INTEREST EXPENSE" means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on capital leases, but excluding any amortization of debt discount and any loan transaction costs or lender fees other than interest and fees at the rates stated in the instruments giving rise to such interest and fees).

                 "JOINT VENTURE" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person (provided that the term Joint Venture shall not include any Subsidiary).

                 "LETTER OF CREDIT" has the meaning set forth in the Senior Credit Agreement as of the date hereof.

                 "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

                 "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                 "MATERIAL ADVERSE EFFECT" means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; or (ii) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Transaction Document.

                 "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

                 "NET WORTH" means the Company's consolidated stockholders' equity.

                 "NOTES" shall have the meaning specified in paragraph 1A.

                 "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

                 "OHMSTEDE ACQUISITION" means the acquisition by the Company of Ohmstede, Inc.

                 "OHMSTEDE ACQUISITION DOCUMENTS" means the Agreement and Plan of Merger dated as of September 19, 1996 among the Company, Air-Cure Acquisition, Inc. and Ohmstede, Inc., including all schedules and exhibits thereto, and all other documents executed in connection with the Ohmstede Acquisition.

                 "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                 "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document.

                 "PARTICIPATION RIGHTS AGREEMENT" shall mean the Participation Rights Agreement, dated of even date herewith, by and among you and certain holders of the Company's Common Stock, par value $0.001 per share, that are parties thereto; such Participation Rights Agreement shall be substantially in the form of Exhibit E attached hereto.

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                 "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

                 "PERMITTED ACQUISITIONS" means an Acquisition by the Company or any Subsidiary which has been approved by the Required Holders.

                 "PERMITTED LIENS" shall have the meaning specified in paragraph 6A.

                 "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "PROPOSED PREPAYMENT DATE" has the meaning specified in clause
(iii) of paragraph 4B.

                 "RCRA" shall have the meaning specified in paragraph 9L(i).

                 "REAL PROPERTY" means all real property heretofore, now or hereafter owned, operated or leased by the Company or any Subsidiary.

                 "RELEASE" has the meaning specified in CERCLA and the term "DISPOSAL" (or "DISPOSED") shall have the meaning specified in RCRA and regulations promulgated thereunder; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided further, to the extent that the laws of a state wherein the affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

                 "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated of even date herewith, by and between you and the Company and substantially in the form of Exhibit F attached hereto.

                 "REPORTABLE EVENT" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

                 "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "RESPONSIBLE OFFICER" shall mean the chief executive officer, the president, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                 "RESTRICTED PAYMENT" shall have the meaning specified in paragraph 6Q.

                 "SARA" shall have the meaning specified in paragraph 9L(i).

                 "SECURITIES" shall mean the Notes and the Warrants.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                 "SENIOR CREDITORS" shall mean the "Senior Lenders" as such term is defined in the Subordination Agreement.

                 "SENIOR DEBT" shall mean the "Senior Liabilities", as such term is defined in the Subordination Agreement.

                 "SENIOR CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement, dated of even date herewith, among the Company and the Senior Lenders as amended, restated, supplemented, refunded, refinanced or otherwise modified from time to time.

                 "SENIOR LOAN DOCUMENTS" shall mean the "LOAN DOCUMENTS", as such term is defined in the Senior Credit Agreement.

                 "SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement of even date herewith, substantially in the form of Exhibit G attached hereto, as amended or otherwise modified from time to time.

                 "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or by one or more of the Subsidiaries of such Person, or by a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                 "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

                 "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or other similar agreement (including any option to enter into any of the foregoing).

                 "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each holder, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such holder's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such holder is organized or maintains an office.

                 "TOTAL INDEBTEDNESS" means the sum of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis, excluding Indebtedness described in, and Guaranty Obligations in respect of Indebtedness described in, clause (vii) of the definition of Indebtedness.

                 "TRANSACTION DOCUMENT" means this Agreement, any Note, the Guaranty, the Registration Rights Agreement, the Participation Agreement, the Warrants and all other documents delivered to any holder in connection herewith.

                 "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note or Warrant purchased by you under this Agreement.

                 "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Pension Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "WARRANTS" shall have the meaning specified in paragraph 1B.

                 "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100 % of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more other Wholly-Owned Subsidiaries, or by a combination thereof.

                 11B.     ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.

                 (i) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                 (ii) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provisions of this Agreement; and paragraph, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (iii)    (a)     The term "documents" includes any and all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced

                          (b)     The term "including" is not limiting and
means "including without limitation."

                          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                 (iv) Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Transaction Document, and
(b) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (v) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (vi) This Agreement and the other Transaction Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with its terms.

                 (vii) This Agreement and the other Transaction Documents are the result of negotiations among, and have been reviewed by counsel to, the holders, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the holders merely because of the holders' involvement in their preparation.

                 (viii) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Company notifies the holders that the Company wishes to amend any covenant in paragraph 6 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the holders notify the Company that the holders wish to amend paragraph 6 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until such covenant is amended in a manner satisfactory to the holders.

                 (ix) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                 (x) All references in this Agreement to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or to "GAAP" shall be deemed to refer to generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         PARAGRAPH 12.  MISCELLANEOUS.

         12.     MISCELLANEOUS.

                 12A.     NOTE PAYMENTS.  So long as you shall hold any Note,
the Company will make payments of principal of, and interest on such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as you have made in this paragraph 12A.

                 12B.     EXPENSES; INDEMNIFICATION.  (i) The Company agrees,
whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all reasonable costs or expenses arising in connection with such transactions, including, without limitation: (i) all reasonable costs and expenses incurred by the holders in connection with the consummation of the transactions contemplated hereby, (ii) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement whether or not such proposed modification shall be effected or proposed consent granted, (iii) the costs and expenses, including reasonable attorneys' fees, incurred by you or such Transferee in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Warrants, the Registration Rights Agreement or the Participation Rights Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, such other documents or the transactions contemplated hereby or thereby or by reason of your or such Transferee's having acquired any Note or Warrant, including without limitation costs and expenses incurred in any bankruptcy case, and (iv) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any workout or restructuring of the transactions contemplated hereby and by the other Transaction Documents. The obligations of the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

                 (ii) WHETHER OR NOT THE TRANSACTION CONTEMPLATED HEREBY ARE CONSUMMATED, THE COMPANY SHALL INDEMNIFY AND HOLD EACH HOLDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (EACH AN "INDEMNIFIED PERSON" HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE NOTES AND THE TERMINATION OR REPLACEMENT OF ANY HOLDER) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE SECURITIES OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT THE COMPANY SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON.

                 12C.     CONSENT TO AMENDMENTS.  This Agreement may be
amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Securities at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Securities shall have been marked to indicate such consent, but any Securities issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Securities nor any delay in exercising any rights hereunder or under any Securities shall operate as a waiver of any rights of any holder of such Securities.

                 12D.     FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES;
LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                 12E.     PERSONS DEEMED OWNERS; PARTICIPATIONS.  Prior to due
presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

                 12F.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Warrant or Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Participation Rights Agreement embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                 12G.     SUCCESSORS AND ASSIGNS.  All covenants and other
agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not. Each holder of a Security is entitled to freely transfer and assign, in whole or in part, its rights thereby, provided that any such transfer or assignment is to an Affiliate thereof or an Accredited Investor and provided such transfer and assignment complies with all applicable securities laws.

                 12H.     CONFIDENTIALITY.  Each holder agrees to take and to
cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by any Person on the Company's or any Subsidiary's behalf, under this Agreement or any other Transaction Document, and neither such holder nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Transaction Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such holder, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such holder; provided, however, that any holder may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such holder is subject or in connection with an examination of such holder by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which any holder or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Transaction Document; (F) to such holder's independent auditors and other professional advisors; (G) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the holders hereunder; (H) as to any holder or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such holder or such Affiliate; and (I) to its Affiliates.

                 12I.     NOTICES.  All notices or other communications
provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the Purchaser Schedule or below, as the case may be, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and sent by first class mail or nationwide overnight delivery service (with charges prepaid) or faxed and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note or Warrant, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note or Warrant which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 2727 Allen Parkway, Suite 760, Houston, Texas 77019, Attention: Chief Financial Officer, telephone: (713) 285-2700; telefax: (713) 520-8228, or at such other address as the Company shall have specified to the holder of each Note or Warrant in writing.

                 12J.     PAYMENTS DUE ON NON-BUSINESS DAYS.  Anything in this
Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                 12K.     SATISFACTION REQUIREMENT.  If any agreement,
certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                 12L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. IN THE EVENT A FINAL JUDGMENT BY A COURT OF COMPETENT JURISDICTION HOLDS THAT SUCH CHOICE OF NEW YORK LAW IS UNENFORCEABLE, THEN THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF LOUISIANA. This Agreement may not be changed orally, but (subject to the provisions of paragraph 12C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                 12M.     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

                 (i) THE COMPANY AND EACH HOLDER OF SECURITIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE WARRANTS, THE REGISTRATION RIGHTS AGREEMENT OR THE PARTICIPATION RIGHTS AGREEMENT, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR THE NOTE HOLDERS. THE COMPANY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR YOU TO ENTER INTO THE NOTE AGREEMENT.

                 (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE WARRANTS, THE REGISTRATION RIGHTS AGREEMENT OR THE PARTICIPATION RIGHTS AGREEMENT, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR THE NOTE HOLDERS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                 12N.     VALUATION OF WARRANTS.  The Company and the
Purchasers acknowledge and agree that the value of the Warrants is contingent and speculative, and that the Board of Directors of the Company, by resolutions duly adopted by a written unanimous consent set forth in the minutes of the Board of Directors of the Company, and based in part on the opinion of the investment banking firm of Sanders Morris Mundy Inc., has determined that the value of the Warrants on the date of this Agreement is $2,288,000. The Company represents and warrants to the Purchasers that such valuation of the Warrants by its Board of Directors was made on a reasonable and informed basis. The Company and the Purchasers agree that the valuation of the Warrants made by the Board of Directors of the Company in the manner represented by the Company in this Paragraph 12N shall be binding on the Company for all purposes, including for purposes of Sections 1272 and 1273 of the Code and Treasury Regulation 9.1273-2(h) under the Code, and for financial reporting purposes. Neither the Company nor either Purchaser shall take any position or make any claim on any federal income tax return or otherwise, which conflicts or is inconsistent with the acknowledgments, representations and agreements set forth in this Paragraph 12N.

                 12O.     SEVERABILITY.  Any provision of this Agreement which
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 12P.     DESCRIPTIVE HEADINGS.  The descriptive headings of
the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 12Q.     MAXIMUM INTEREST PAYABLE.  The Company, you and any
other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 12Q shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any such excess of interest is contracted for, charged or received under this Agreement, a Note, or the Guaranty or if the maturity of the indebtedness evidenced by a
Note is accelerated in whole or in part, or in the event that all or part of the principal of or interest on a Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received Agreement, a Note or the Guaranty, on the amount of principal actually outstanding from time to time under a Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person now or hereafter liable under a Note for the payment of a Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted to be contracted for by, charged to or received from the person obligated thereon under applicable usury laws, (iii) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount on such Note or refunded to the Company or other person paying the same, at the holder's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest permitted under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. All calculations of the rate of interest contracted for, charged or received under a Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced by such Note, all interest at any time contracted for, charged or received from the Company or otherwise by the holder or holders thereof in connection with this Agreement, a Note, or the Guaranty.
"APPLICABLE LAW" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of New York and of the United States of America, and "MAXIMUM RATE" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

                 12R. TAXES. (i) Any and all payments by the Company to each holder under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                 (ii) The Company agrees to indemnify and hold harmless each holder for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this paragraph
12R) paid by the holder and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the holder makes written demand therefor.

                 (iii) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any holder, then:

                          (a) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this paragraph 12R) such holder receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                          (b) the Company shall make such deductions and withholdings; and

                          (c) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

                 (iv) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish such holder the original or a copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such holder.

                 (v) The Company shall not be required to pay an additional amount to, or indemnify, any holder pursuant to this paragraph 12R to the extent that (a) the obligation to withhold or pay such amount existed on the Initial Date (as hereinafter defined) or (b) the obligation to withhold or pay such amount would not have arisen but for the failure of such holder to comply with the provisions of this paragraph. For purposes of this clause (v), "Initial Date" shall mean (i) in the case of any holder that is a signatory hereto, the date of this Agreement, and (ii) in the case of any Person which subsequently becomes a holder hereunder, the date such Person becomes a holder.

                 (vi) International Mezzanine Capital B.V. represents and warrants, under penalties of perjury, that on the Initial Date, it is a "foreign corporation, partnership or trust" within the meaning of the Code and all payments made to it under this Agreement are exempt from U.S. withholding tax under the Code.

                 (vii) As long as the information set forth in clause (vi) of this paragraph 12Q remains true and correct, International Mezzanine Capital B.V. shall, as reasonably requested by the Company, deliver to the Company:

                          (a)     properly completed IRS Forms 1001 and W-8;

                          (b) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from United States withholding tax; and

                          (c) recertification of information provided under this clause (vii).

                 12S.     COUNTERPARTS.  This Agreement may be executed in any
number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.





      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

                 If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                    Very truly yours,

                                    AIR-CURE TECHNOLOGIES, INC.



                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------


The foregoing Agreement is
hereby accepted as of the
date first above written.

INTERNATIONAL MEZZANINE CAPITAL, B.V.



By:
    -----------------------------------------------
Name:    Sjaak Schouten
Title:   Authorized Officer

FIRST COMMERCE CORPORATION



By:
    -----------------------------------------------
Name:    Ashton J. Ryan, Jr.
Title:   Senior Executive Vice President

                               PURCHASER SCHEDULE




 INTERNATIONAL MEZZANINE CAPITAL, B.V.

                                      Aggregate
                                   Principal Amount
                                    of Notes to be                Note
                                      Purchased               Denomination
                                      ---------               ------------


                                     $ 13,000,000             $ 13,000,000
                                                               (No. RS-1)



                                 Aggregate Number of
                                      Shares of
                                   Common Stock for
                                   which Warrant is
                                     Exercisable             Warrant Number
                                     -----------             --------------

                                      1,525,333                   WA-1


 (1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

          ABN AMRO, New York
          (ABA No.) 026-009-580
          for credit to:
          Meespierson, N.V.
          for the account of:
          International Mezzanine Capital, B.V.
          Acct. No. 213075687


          Each such wire transfer shall set forth the name of the Company, a reference to "Senior Subordinated Notes due November 18, 2003," and the due date and application (as among principal and interest of the payment being made.

 (2)      Address for all notices relating to payments:

          International Mezzanine Capital, B.V.
          Herengracht 424
          1017 BZ Amsterdam
          The Netherlands

          Attention:  Sjaak Schouten


 (3)      Address for all other communications and notices:

          International Mezzanine Capital, B.V.
          Herengracht 424
          1017 BZ Amsterdam
          The Netherlands

          Attention:  Sjaak Schouten

          with a copy to:

          Mezzanine Management Limited
          Manfield House
          1 Southhampton Street
          London WC2R 0LR

          Attention:  Angus W. Penman

 (4)      Recipient of telephonic prepayment notices:

          Sjaak Schouten
          31-20-4222943





 FIRST COMMERCE CORPORATION

                                   Aggregate
                               Principal Amount
                                of Notes to be                       Note
                                   Purchased                     Denomination
                                   ---------                     ------------


                                  $ 2,000,000                    $ 2,000,000
                                                                  (No. RS-2)

                                 Aggregate Number of
                                      Shares of
                                  Common Stock for
                                  which Warrant is
                                     Exercisable             Warrant Number
                                     -----------             --------------

                                       234,667                    WA-2


 (1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:


          Credit Bank Name:                Chase/Chemical
          Credit ABA:                      0210-0012-8
          Credit Beneficiary Name:         First National Bank of Commerce
          Beneficiary Account No.:         144-715-435
          Further Credit:                  First Commerce Corporation
          Account No.:                     0038-03-903
          Reference:                       Air Cure Technologies

          Each such wire transfer shall set forth
          the name of the Company, a reference to
          "Senior Subordinated Notes due
          November 18, 2003," and the due date and application (as among principal and in-terest of the payment being made.

 (2)      Address for all notices relating to payments:

          First Commerce Corporation
          201 St. Charles Avenue
          Suite 1608
          New Orleans, Louisiana 70170
          fax: (504) 623-1779

          Attention: Paul F. Giffin


 (3) Address for all other communications and notices:

          First Commerce Corporation
          201 St. Charles Avenue
          Suite 1608
          New Orleans, Louisiana 70170
          fax: (504) 623-1779

          Attention: Paul F. Giffin

 (4)      Recipient of telephonic prepayment notices:

          Paul F. Giffin
          (504) 623-1771


 (5)      Tax Identification No.:  72-0701203

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          AIR-CURE TECHNOLOGIES, INC.




                                  $15,000,000

                SENIOR SUBORDINATED NOTES DUE NOVEMBER 18, 2003


                                      AND


           COMMON STOCK PURCHASE WARRANTS EXPIRING NOVEMBER 18, 2003





                                  -------------

                SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT

                                  -------------

                         DATED AS OF NOVEMBER 18, 1996


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                            (Not Part of Agreement)

                                                                                                           Page
                                                                                                           ----
PARAGRAPH 1.     AUTHORIZATION OF ISSUE OF SECURITIES.  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1A.     Authorization of Issue of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1B.     Authorization of Issue of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

PARAGRAPH 2.     PURCHASE AND SALE OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    2.   Purchase and Sale of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

PARAGRAPH 3.     CONDITIONS PRECEDENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    3.   Conditions to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         3A.     Certain Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         3B.     Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         3C.     Representations and Warranties; No Default . . . . . . . . . . . . . . . . . . . . . . . .  4
         3D.     Sale of Notes to All Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         3E.     Purchase Permitted By Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         3F.     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         3G.     Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         3H.     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

PARAGRAPH 4.     PREPAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    4.   Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         4A.     Optional Prepayment of Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         4B.     Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         4C.     Partial Payments Pro Rata  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         4D.     Retirement of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         4E.     Maintenance of Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

PARAGRAPH 5.     AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    5.   Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         5A.     Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         5B.     Certificates; Other Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         5C.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         5D.     Preservation of Corporate Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .  10
         5E.     Maintenance of Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5F.     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5G.     Payment of Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5H.     Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





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





         5I.     Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5J.     Inspection of Property and Books and Records.  . . . . . . . . . . . . . . . . . . . . . .  12
         5K.     Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5L.     Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5M.     Board Representatives. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5N.     Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

PARAGRAPH 6.     NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    6.   Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6A.     Limitation on Liens.14
         6B.     Disposition of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6C.     Consolidations and Mergers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6D.     Loans and Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6E.     Limitation on Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6F.     Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6G.     Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6H.     Contingent Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6I.     Sale-Leaseback Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6J.     Lease Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6K.     Minimum Interest Coverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6L.     Maximum Indebtedness to Capitalization Ratio.  . . . . . . . . . . . . . . . . . . . . . .  19
         6M.     Minimum Net Worth. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6N.     Maximum Total Indebtedness to EBITDA.  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6O.     Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6P.     ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6Q.     Change in Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6R.     Accounting Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6S.     Foreign Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6T.     Capital Expenditures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6U.     Restrictive Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

PARAGRAPH 7.     SUBORDINATION OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

PARAGRAPH 8.     EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    8.   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8A.     Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8B.     Rescission of Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8C.     Notice of Acceleration or Rescission . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8D.     Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





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
PARAGRAPH 9.     REPRESENTATIONS, COVENANTS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . .  25
    9.   Representations, Covenants and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9A.     Corporate Existence and Power.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         9B.     Corporate Authorization; No Contravention. . . . . . . . . . . . . . . . . . . . . . . . .  25
         9C.     Governmental Authorization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9D.     Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9E.     Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9F.     No Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         9G.     ERISA Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9H.     Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9I.     Title to Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9J.     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         9K.     Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9L.     Environmental Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9M.     Regulated Entities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9N.     No Burdensome Restrictions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9O.     Copyrights, Patents, Trademarks and Licenses, etc. . . . . . . . . . . . . . . . . . . . .  30
         9P.     Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9Q.     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9R.     Solvency, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9S.     Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9T.     Ohmstede Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9U.     Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9V.     Authorized Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9W.     Offering of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

PARAGRAPH 10.    REPRESENTATION OF EACH PURCHASER; AGREEMENT
                 TO SUBORDINATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

PARAGRAPH 11.    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    11.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11A.    Certain Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11B.    Accounting Principles, Terms and Determinations  . . . . . . . . . . . . . . . . . . . . .  42

PARAGRAPH 12.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12A.    Note Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12B.    Expenses; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12C.    Consent to Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         12D.    Form, Registration, Transfer and Exchange of Notes; Lost Notes . . . . . . . . . . . . . .  46
         12E.    Persons Deemed Owners; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         12F.    Survival of Representations and Warranties; Entire Agreement.  . . . . . . . . . . . . . .  46
         12G.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47





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





         12H.    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         12I.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         12J.    Payments Due on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         12K.    Satisfaction Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         12L.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         12M.    Waiver of Jury Trial; Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . . .  48
         12N.    Valuation of Warrants.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         12O.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         12P.    Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         12Q.    Maximum Interest Payable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         12R.    Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         12S.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52





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





PURCHASER SCHEDULE
SCHEDULE 6A      --   EXISTING LIENS
SCHEDULE 6E(iii) --   EXISTING INDEBTEDNESS
SCHEDULE 6E(v)   --   SENIOR DEBT
SCHEDULE 6H      --   EXISTING CONTINGENT OBLIGATIONS
SCHEDULE 9K      --   FINANCIAL CONDITION
SCHEDULE 9P      --   SUBSIDIARIES AND MINORITY INTERESTS
SCHEDULE 9Q      --   INSURANCE MATTERS
SCHEDULE 9S      --   LABOR MATTERS

EXHIBIT A    --  FORM OF SENIOR SUBORDINATED NOTE
EXHIBIT B    --  FORM OF COMMON STOCK PURCHASE WARRANT
EXHIBIT C    --  FORM OF OPINION OF COMPANY'S COUNSEL
EXHIBIT D    --  FORM OF GUARANTY
EXHIBIT E    --  FORM OF PARTICIPATION RIGHTS AGREEMENT
EXHIBIT F    --  FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT G    --  FORM OF SUBORDINATION AGREEMENT
EXHIBIT H    --  FORM OF COMPLIANCE CERTIFICATE





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